                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  [X]
Filed by a party other than the registrant[ ]
Check the appropriate box:
[X]   Preliminary proxy statement              [ ]  Confidential, For Use of the
                                                    Commission Only
                                                    (as permitted by Rule
                                                    14a-6(e)(2))

[ ]   Definitive proxy statement
[ ]   Definitive additional materials
[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Tellabs, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]   No fee required.
(1)   Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------
(2)   Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

      --------------------------------------------------------------------------
(4)   Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------
(5)   Total fee paid:

      --------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials:

      --------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      --------------------------------------------------------------------------
(1)    Amount previously paid:
                                      -0-
      --------------------------------------------------------------------------
(2)    Form, schedule or registration statement no.:
                                     PRE 14A
      --------------------------------------------------------------------------

(3)      Filing party:
                                  Tellabs, Inc.
      --------------------------------------------------------------------------
(4)      Date filed:
                                February 14, 2000
      --------------------------------------------------------------------------

TELLABS, INC., 4951 INDIANA AVENUE, LISLE, ILLINOIS 60532-1698
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------
TO BE HELD APRIL 19, 2000



The Annual Meeting of Stockholders of Tellabs, Inc., a Delaware corporation, will be held on Wednesday, April 19, 2000, at 2 p.m. local time, in the Grand Ballroom of the Radisson Hotel, 3000 Warrenville Road, Lisle, Illinois 60532, for the following purposes:

1. To elect three directors to serve until the 2003 Annual Meeting of Stockholders;
2. To consider and vote upon a proposed amendment to the Tellabs, Inc. Restated Certificate of Incorporation to increase the authorized shares of common stock from 500,000,000 to 1,000,000,000; and
3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on February 21, 2000, as the record date for the meeting, and only stockholders of record at that time are entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please fill in, date and sign the accompanying proxy and mail it promptly in the enclosed envelope.

By Order of the Board of Directors,

/s/ Carol Coghlan Gavin
   -------------------------

Carol Coghlan Gavin
Secretary

March 8, 2000


[Tellabs LETTERHEAD]

--------------------------------------------------------------------------------
PROXY STATEMENT
--------------------------------------------------------------------------------


Tellabs, Inc.
4951 Indiana Avenue
Lisle, Illinois 60532-1698




The enclosed proxy is solicited by the Board of Directors of Tellabs, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at 2 p.m. on Wednesday, April 19, 2000.

         Only stockholders of record as of the close of business on February 21, 2000 will be entitled to notice of and to vote at the meeting. At the close of business on that date, the Company had [ ] shares of common stock outstanding.

         Stockholders are entitled to one vote for each share held. Any proxy given may be revoked by a stockholder at any time before it is voted by filing a written revocation notice with the Secretary of the Company or by duly executing a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the meeting who expresses a desire to vote his or her shares in person. Subject to any such revocation, all shares represented by properly executed proxies that are received prior to the meeting will be voted in accordance with the directions on the proxy. If no direction is made, the proxy will be voted (i) FOR the election of directors; and (ii) FOR the approval of the amendment to the Restated Certificate of Incorporation to increase the authorized shares of common stock from 500,000,000 to 1,000,000,000.

         Votes cast in person or by proxy at the Annual Meeting of Stockholders will be tabulated by the inspectors of election appointed for the meeting who will determine whether a quorum, a majority of the shares entitled to be voted, is present. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but not voted for purposes of the election of directors and the other proposal. If a proxy returned by a broker indicates that the broker does not have discretionary authority to vote some or all of the shares covered thereby with respect to the election of directors or with respect to the other proposal and does not otherwise authorize the voting of such shares, such shares, or "non-votes," will be considered to be present for the purpose of determining whether a quorum is present, but will not be considered to be present and entitled to vote with respect to the election of directors or the other proposal. Assuming a quorum is present, the favorable vote of a plurality of the shares present and entitled to vote at the Annual Meeting will be necessary for a nominee to be elected as a director; abstentions and shares for which authority to vote is not given will thus have no effect on the election of directors. Shares cannot be voted for more than three nominees; there is no right to cumulative voting. Approval of the proposed amendment to the Company's Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's stock; therefore, abstentions and broker non-votes will be taken into account as if such shares were voted against the proposal.

         A notice of annual meeting of stockholders, proxy statement and proxy will be provided to each participant in the Tellabs Advantage Program (the "Program"). Pursuant to the Program, each participant is a "named fiduciary" entitled to direct the trustee with respect to voting of the shares of common stock allocated to the participant's accounts and with respect to a proportion of the shares allocated to accounts of participants who do not return voting instructions to the trustee. Subject to its fiduciary duties, the trustee will vote allocated shares in accordance with the instructions received, and will vote shares with respect to which no instructions are received in the same proportions as the shares with respect to which instructions are received. Program participants should return the proxy as provided therein. Pursuant to the Program, the trustee will not disclose the directions set forth on any individual proxy to the Company or its directors or officers, except as may otherwise be required by law.

         A copy of the Annual Report of the Company for the fiscal year ended December 31, 1999, accompanies this proxy statement. The approximate date on which this proxy statement and the accompanying form of proxy are first being sent to stockholders is March 8, 2000.

--------------------------------------------------------------------------------
ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


The Company has three classes of directors, with staggered terms, with the members of each class serving a three-year term. At this Annual Meeting, the terms of the Class II directors will expire.

         The three nominees for Class II director are Peter A. Guglielmi, Richard C. Notebaert, and Jan H. Suwinski. Mr. Guglielmi and Mr. Suwiniski are currently Class II directors of the Company. Mr. Notebaert has been nominated by the Board of Directors to replace John D. Foulkes, Ph.D., who has informed the Company that he is retiring from the Board and will not stand for re-election. These persons have been nominated for election to three-year terms expiring in 2003 or until their successors are elected and qualified. Unless otherwise instructed by the stockholder, it is intended that the shares represented by the enclosed proxy will be voted for the nominees named below, each of whom has been selected by the Board of Directors. Class I and Class III directors will continue in office for the remainder of their terms.

         Management is not aware of any other proposed nominees for directors. Although management anticipates that all of the nominees will be able to serve, if any nominee is unable to serve at the time of the meeting, the proxy will be voted for a substitute nominee chosen by management.



--------------------------------------------------------------------------------------------------------------------
                                                          PRINCIPAL OCCUPATION OR EMPLOYMENT              DIRECTOR
NAME                                    AGE                       FOR PAST FIVE YEARS                      SINCE
--------------------------------------------------------------------------------------------------------------------

NOMINEES FOR ELECTION WHOSE TERMS WILL EXPIRE IN 2003

Peter A. Guglielmi                      57     Executive Vice President, since 1990, Chief Financial        1993
                                               Officer,  1990-2000,  Treasurer, 1988-2000, Tellabs,
                                               Inc.; President, 1993-1997, Tellabs International, Inc.

Richard C. Notebaert                    52     Chairman, 1999 (retired), Chairman, Chief Executive           --
                                               Officer and President, 1994 - 1999, Ameritech
                                               Corporation (telecommunications service provider)

Jan H. Suwinski                         58     Professor of  Business Operations, The Johnson School of     1997
                                               Cornell University, since 1997; Executive Vice President
                                               (retired), Opto-Electronics Group, Corning Incorporated
                                               (optical fiber and components manufacturer); Chairman
                                               (retired), Siecor Corporation (optical cable and
                                               hardware manufacturer)
--------------------------------------------------------------------------------------------------------------------


CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL 2001

Michael J. Birck                        62     Chairman and Chief Executive Officer, since 1999,            1975
                                               President and Chief Executive Officer, 1974-1999,
                                               Tellabs, Inc.


Frederick A. Krehbiel                   58     Chief Executive Officer, since 1988, Chairman of the         1985
                                               Board, since 1988, Molex Incorporated (electrical
                                               components manufacturer)


--------------------------------------------------------------------------------------------------------------------
                                                          PRINCIPAL OCCUPATION OR EMPLOYMENT              DIRECTOR
NAME                                    AGE                       FOR PAST FIVE YEARS                      SINCE
--------------------------------------------------------------------------------------------------------------------

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 2002
Brian J. Jackman                        58     President, Global Systems and Technology, President,         1993
                                               1993-1998, Tellabs Operations, Inc.; Executive Vice
                                               President, since 1990, Tellabs, Inc.


Stephanie Pace Marshall, Ph.D.          54     President, since 1986, Illinois Mathematics and Science      1996
                                               Academy


William F. Souders                      71     Chairman and Chief Executive Officer (retired), Emery        1990
                                               Air Freight Corporation (air freight carrier); formerly
                                               Executive Vice President, Xerox Corporation (business
                                               machines and systems)




         Mr. Birck is a director of Molex Incorporated and Illinois Tool Works Inc. Mr. Krehbiel is a director of Molex Incorporated, Northern Trust Corporation, Nalco Chemical Company and DeVry Inc. Mr. Notebaert is a director of Aon Corp., Cardinal Health, Inc. and Sears, Roebuck & Co. Mr. Suwinski is a director of THOR Industries, Inc. Mr. Guglielmi is a director of The Cherry Corporation, Internet Communications Corporation and JDS Uniphase Corporation. Mr. Jackman is a director of Spyglass, Inc. No director has any family relationship with any other director. During 1999, Mr. Notebaert retired as Chairman of Ameritech. The Company received payments from Ameritech in 1999 for goods and services amounting to less than 6% of the Company's total revenues.

         The Board of Directors has a standing Audit and Ethics Committee, the members of which are Messrs. Krehbiel and Souders. The Audit and Ethics Committee is responsible for reviewing the auditor's examination and reporting to the Board with respect thereto and for overseeing the execution of corporate financial and ethical responsibilities and risk management programs. In addition, the Board has a standing Compensation Committee, the members of which are Messrs. Foulkes, Souders and Suwinski and Ms. Marshall. The Board contemplates adding Mr. Notebaert to the Compensation Committee if he is elected as a director. The Compensation Committee is responsible for determining compensation for the executive officers of the Company and for administering the Company's stock option, stock retention and restricted stock plans. During 1999, eight meetings of the Board of Directors, two meetings of the Audit and Ethics Committee and two meetings of the Compensation Committee were held. Each of the directors attended at least 75 percent of the aggregate of the total number of Board meetings and the meetings of the committees on which such director served during 1999.

--------------------------------------------------------------------------------
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER BENEFICIAL OWNERS
--------------------------------------------------------------------------------

The table below sets forth certain information as of February 21, 2000, with respect to each person known by the Company to be the beneficial owner of more than 5 percent of its outstanding shares of common stock, each director, each nominee for director, each Named Executive Officer (as hereinafter defined), and all current executive officers and directors as a group.

----------------------------------------------------------------------------------------------------------------------
                                                                                                      AMOUNT OF
NAME                                                                BENEFICIAL OWNERSHIP             PERCENT (1)
----------------------------------------------------------------------------------------------------------------------
Michael J. Birck                                                                 38,798,485   (2)
Brian J. Jackman                                                                    809,913   (3)           *
Peter A. Guglielmi                                                                  768,702   (4)           *
Frederick A. Krehbiel                                                               157,000   (5)           *
Richard T. Taylor                                                                   136,328   (6)           *
John E. Vaughan                                                                     126,573   (7)           *
Stephanie Pace Marshall, Ph.D.                                                       76,000   (8)           *
William F. Souders                                                                   68,000   (9)           *
Jan H. Suwinski                                                                      46,000  (10)           *
John D. Foulkes, Ph.D.                                                               43,000  (11)           *
Richard C. Notebaert
----------------------------------------------------------------------------------------------------------------------
All current executive officers and directors as a group                          45,440,857  (12)
(22 persons)
----------------------------------------------------------------------------------------------------------------------

   (1)  Based on [               ] shares of common stock outstanding as of
        February 21, 2000, and [                   ] shares that may be acquired
        under stock options exercisable within 60 days of such date.
   (2) Includes 1,168,000 shares held by Mr. Birck's spouse. Mr. Birck disclaims beneficial ownership of such shares. Also includes 23,753,000 shares held by Oak Street Investments, L.P., a family limited partnership of which Mr. Birck is a general partner. The address of Mr. Birck is 4951 Indiana Avenue, Lisle, Illinois 60532-1698.
   (3) Includes 380 shares held by Mr. Jackman's daughter. Mr. Jackman disclaims beneficial ownership of such shares. Also includes 730,000 shares that Mr. Jackman has rights to acquire under currently exercisable stock options.
   (4) Includes 575,000 shares that Mr. Guglielmi has rights to acquire under currently exercisable stock options.
   (5) Includes 2,000 shares held by Mr. Krehbiel's sons. Mr. Krehbiel disclaims beneficial ownership of such shares. Also includes 78,000 shares that Mr. Krehbiel has rights to acquire under currently exercisable stock options.
   (6) Includes 120,000 shares that Mr. Taylor has rights to acquire under currently exercisable stock options.
   (7) Includes 110,000 shares that Mr. Vaughan has rights to acquire under currently exercisable stock options.
   (8) Includes 36,000 shares that Ms. Marshall has rights to acquire under currently exercisable stock options.
   (9) Includes 60,000 shares that Mr. Souders has rights to acquire under currently exercisable stock options.
  (10) Includes 30,666 shares that Mr. Suwinski has rights to acquire under stock options either currently exercisable or exercisable within 60 days of February 21, 2000.
  (11) Includes 3,000 shares held by Mr. Foulkes as trustee of a trust for the benefit of his minor grandchildren. Mr. Foulkes disclaims beneficial ownership of such shares. Also includes 24,000 shares that Mr. Foulkes has rights to acquire under currently exercisable stock options.
  (12) Includes 1,173,380 shares of which Messrs. Birck, Jackman, Krehbiel and Foulkes disclaim beneficial ownership, as noted above. Also includes shares that certain officers have rights to acquire under stock options currently exercisable or exercisable within 60 days of February 21, 2000 and pursuant to unvested restricted stock awards and 222,666 shares that certain outside directors have rights to acquire under stock options currently exercisable or exercisable within 60 days of February 21, 2000.

-------------------------------
*    Less than 1%

--------------------------------------------------------------------------------
EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

The table below sets forth certain information for fiscal years 1999, 1998 and 1997 with respect to the annual and other compensation paid by the Company to
(i) the chief executive officer; and (ii) the other four executive officers of the Company who were most highly compensated in fiscal year 1999 (collectively, the "Named Executive Officers") for services in all capacities to the Company and its subsidiaries.

----------------------------------------------------------------------------------------------------------------------
SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------
                                                                               LONG TERM COMPENSATION
                                                        ANNUAL COMPENSATION            AWARDS
----------------------------------------------------------------------------------------------------------------------
NAME                                                                   OTHER     RESTRICTED  SECURITIES
AND                                                                  ANNUAL        STOCK     UNDERLYING    ALL OTHER
PRINCIPAL                                                             COMPEN-      AWARDS     OPTIONS/      COMPEN-
POSITION                                YEAR     SALARY     BONUS    SATION(1)     ($)(2)     SARs #(3)    SATION(1)
----------------------------------------------------------------------------------------------------------------------
Michael J. Birck                        1999     $563,195  $100,000      $4,223          $0            0     $271,603
Chairman
and Chief Executive Officer             1998     $472,584  $250,000     $17,181          $0            0     $197,405

                                        1997     $392,548  $175,000     $11,823          $0            0     $163,981

Brian J. Jackman                        1999     $372,891   $68,000     $14,940          $0            0     $173,865
President,
Global Systems                          1998     $311,443  $175,000      $9,106          $0       40,000      $98,699
and Technology
                                        1997     $270,058  $130,000      $8,785          $0       40,000      $78,184

John E. Vaughan                         1999     $331,447   $70,000      $8,670          $0            0      $82,881
President,
Global Sales and Service                1998     $286,337  $150,000      $9,474          $0       40,000      $48,888

                                        1997     $163,462  $100,000        $808    $410,000      200,000      $14,595

Peter A. Guglielmi                      1999     $318,164   $56,000     $12,303          $0            0     $184,379
Executive Vice President
                                        1998     $293,742  $120,000     $10,276          $0       40,000     $107,189

                                        1997     $270,058  $100,000      $9,863          $0       40,000      $83,983

Richard T. Taylor                       1999     $235,327   $60,000      $3,671          $0            0      $82,061
Senior Vice President and General
Manager, Digital Systems Division       1998     $200,443   $85,000      $2,754          $0       30,000      $43,140

                                        1997     $171,173   $75,000      $2,385          $0       30,000      $31,545

----------------------------------------------------------------------------------------------------------------------

(1) Amounts of Other Annual Compensation are amounts paid as reimbursement to the Named Executive Officers for taxes paid on certain medical and life insurance benefits. All Other Compensation for 1999 includes amounts accrued as preferential above-market interest on deferred compensation, contributions to the deferred compensation plan, premiums paid for life insurance policies owned by the Named Executive Officers, matching contributions under the Company's Profit Sharing and Savings Plan, and contributions under the Company's Retirement Plan in the respective amounts of $116,818, $84,739, $6,330, $4,800, and $8,000 for Mr. Birck; $83,851,
    $51,124, $26,090, $4,800, and $8,000 for Mr. Jackman; $29,125, $25,816,
    $15,140, $4,800, and $8,000 for Mr. Vaughan; $113,043, $41,407, $17,153,
    $4,800 and $7,976 for Mr. Guglielmi; and $37,675, $22,910, $8,676, $4,800,
    and $8,000 for Mr. Taylor. All Other Compensation for 1999 for Mr. Birck also includes $50,916, which represents the present value to Mr. Birck of premiums paid by the Company with respect to a split dollar life insurance arrangement between the Company and Mr. Birck. The present value was calculated as an interest-free loan of the whole life portion of the premium over the maturation of the policy. Mr. Birck pays the term portion of the premium.
(2) As a portion of his employment offer, 10,000 shares of restricted stock were awarded to Mr. Vaughan and the award amount listed above is based on the closing price of $41.00 on May 1, 1997 (the date of grant). One-half of the shares vested on each of the first and second year anniversaries of the grant.
(3) Figures for the years 1998 and 1997 reflect the effect of the 2-for-1 stock split in the form of a stock dividend effective May 17, 1999.

     The table below sets forth certain information with respect to options exercised by the Named Executive Officers during fiscal 1999 and with respect to options held by the Named Executive Officers at the end of fiscal 1999.

----------------------------------------------------------------------------------------------------------------------
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUE
----------------------------------------------------------------------------------------------------------------------
                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                  OPTIONS AT                    OPTIONS AT
                                                                  FY-END (#)                  FY-END ($)(1)
                         NUMBER OF
                         SECURITIES
NAME                     UNDERLYING
                          OPTIONS      VALUE REALIZED
                          EXERCISED (#)      ($)         EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
Michael J. Birck                 0                 $0              0           0                $0             $0

Brian J. Jackman           160,000         $7,121,619        730,000      70,000       $43,670,603     $3,188,125

John E. Vaughan                  0                 $0        110,000     130,000       $ 4,839,375     $5,780,625

Peter A. Guglielmi         371,000        $20,752,731        575,000      70,000       $34,152,398     $3,188,125

Richard T. Taylor          112,500         $4,925,391        120,000      47,500       $ 7,402,500     $2,141,719

--------------------------------------------------------------------------------

(1) The value of unexercised options at the end of fiscal 1999 is based on the closing price of $64.1875 reported on the Nasdaq National Market System on December 31, 1999, the last trading day of fiscal 1999.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENTS
--------------------------------------------------------------------------------

The Company has entered into Employment Agreements (the "Agreements") with each of the Named Executive Officers. The Agreements with Messrs. Birck, Jackman, Guglielmi and Taylor become effective upon the occurrence of a change in control of the Company (as defined in the Agreements). The Agreements provide for (i) an employment term of three years, in the event of a change in control not approved in advance by the Board of Directors, or one year, in the event of a change in control approved in advance by the Board of Directors, in either case commencing on the date of the change in control; and (ii) compensation, including annual salary, incentive bonuses and employee benefits, no less favorable than those in effect on such date. In addition, if an individual's employment is terminated within such employment term, he will be entitled to receive (i) a lump sum cash payment equal to the sum of salary payments for 36 months (or 12 months, if the change in control is approved in advance by the Board of Directors) plus a pro rata share of the estimated amount of any target bonus which would have been payable for the bonus period that includes the termination date; (ii) an amount equal to 36 months (or 12 months, if the change in control is approved in advance by the Board of Directors) of bonus at the greater of (A) the monthly rate of the target bonus payment for the bonus period immediately prior to his termination date, or (B) the estimated amount of the target bonus for the period which includes his termination date; and (iii) the value of the incentive compensation, if any, to which he would have been entitled had he remained in the employ of the Company for 36 calendar months (or 12 months, if the change in control is approved in advance by the Board of Directors). In addition, the Company will be obligated to continue to maintain the individual's employee benefits for such 36-month period (or 12-month period, if the change in control is approved in advance by the Board of Directors) and to pay to the individual the amount of any excise taxes, together with the additional income tax related thereto, imposed upon the payments and benefits provided under the Agreements.

         The Agreement with Mr. Vaughan becomes effective upon the termination of Mr. Vaughan's employment other than "for cause," as defined in the Agreement, at any time before May 1, 2001. Upon such termination the Company agrees (i) to immediately vest the stock options granted to him on May 1, 1997; and (ii) to continue his then-current salary for one year beyond his termination date. As part of the foregoing Agreement, Mr. Vaughan agrees to comply with the Company's confidentiality and patent agreements and for a period of two years after any,
(i) not to compete with the Company by accepting employment with a direct competitor of the Company in the provisioning of networking and/or transport equipment to service providers or end users of such equipment; and (ii) not to solicit, induce or attempt to persuade any supplier, distributor, client, customer or employee of the Company or any of its affiliates to terminate or breach its, his or her relationship with the Company or any of its affiliates.

--------------------------------------------------------------------------------
DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

Each director who is not an officer of the Company was paid an annual retainer of $30,000 plus a fee of $1,500 and expenses for each Board of Directors meeting attended during 1999. No fees are paid for attendance at Audit and Ethics Committee or Compensation Committee meetings.

         The Company's 1987 Stock Option Plan for Non-Employee Corporate Directors (the "1987 Plan") provides for the non-discretionary grant of options to non-employee directors of the Company. The 1987 Plan provides that each non-employee director, on the date such person becomes a non-employee director, will be granted options to purchase 10,000 shares of the Company's stock and, provided such person is still serving as a non-employee director, automatically will be granted options to purchase 6,000 additional shares each year thereafter on the anniversary of the last day of the month in which the initial options were granted.

         The options for the initial 10,000 shares become exercisable in cumulative annual installments equal to one-third of the total number of shares covered. Annual options granted on the anniversaries of the initial grants become exercisable in full six months from the date of grant.

         Options granted under the 1987 Plan prior to 1999 may not be assigned and, during the lifetime of the director, may be exercised only by him or her. Options granted during 1999 and thereafter may be transferred by the director to the spouse, children, or grandchildren ("Immediate Family Members") of the director or to a trust for the exclusive benefit of such Immediate Family Members or a partnership in which such Immediate Family Members are the only partners. If a director ceases to be a director of the Company for any reason other than death or disability, the option may be exercised, subject to the expiration date of the option, for three months after such termination, but only to the extent it was exercisable on the date of termination. If a directorship is terminated because of death or disability, the option may be exercised subject to the expiration date of the option, for up to one year after such termination, but only to the extent it was exercisable on the date of death or disability.

--------------------------------------------------------------------------------
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. During 1999, all such persons filed on a timely basis all reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except that one report filed on behalf of each of Messrs. Charles
C. Cooney and Ashraf M. Dahod, was filed late during 1999. The report for Mr. Cooney related to the exercise and hold of stock options in one transaction. The report for Mr. Dahod related to the sale of stock at various prices on one day.

--------------------------------------------------------------------------------
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
--------------------------------------------------------------------------------

All decisions regarding the compensation of the executive officers were made by the Compensation Committee of the Board of Directors, which is composed entirely of non-employee, independent members of the Board of Directors. Although Mr. Birck made recommendations to the Committee with regard to the compensation of the other executive officers, including the other Named Executive Officers, he did not participate in the Committee's deliberations with respect to his own compensation.

--------------------------------------------------------------------------------
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

         The Compensation Committee follows a compensation philosophy that utilizes as a significant determinant the financial performance of the Company, along with the achievement of non-financial corporate objectives and the individual performance of the executive officers. By doing so, it is the belief of the Compensation Committee that the Company's management will focus on meeting both financial and non-financial corporate goals that, in turn, should enhance stockholder value. The Company's compensation package for executive officers is a combination of base annual compensation, in the form of salary and other benefits, incentives in the form of fiscal year-end bonuses, and long-term compensation consisting of options and restricted stock awarded under the Company's stock option and restricted stock plans.

         In determining base salaries for the executive officers, including the Named Executive Officers, for 1999, the Compensation Committee considered the performance of each executive officer and the Company during the preceding fiscal year, such executive officer's salary history and, to a lesser extent, market survey data for comparable positions. Mr. Birck's 1999 base salary was set based upon a consideration of the same factors.

         The 1999 annual bonus plan was structured based upon the accomplishment of specific financial and non-financial objectives. These objectives applied to all executive officers. The level of achievement of the financial objectives was to be considered prior to the funding of a bonus pool. After a review of the achievement level of the financial objectives, each of the non-financial objectives would be considered for the individual bonus amounts. Individual performance and overachievement of the financial objectives were considered in determining whether bonuses in excess of the target would be granted.

         For 1999, individual pay-outs for executive officers, including the Named Executive Officers, were targeted at 30 percent of annual salary and were contingent on achievement of both the financial and non-financial objectives. The financial objectives included targets for revenue, gross margin, earnings per share and spending. The non-financial objectives related to making significant progress in the areas of (i) customer satisfaction; (ii) time to market (iii) data fluency; (iv) training and learning as an organization; and
(v) days sales outstanding (DSO) performance.

         During 1999, each of the financial objectives was exceeded except spending which was above the targeted amounts. The achievement of the non-financial objectives also had mixed results. Notable progress was made in the areas of customer satisfaction and training and learning as an organization, however progress in the areas of time to market, data fluency and DSO performance were below expectations. Based upon these mixed results, the Compensation Committee awarded bonuses below the 30 percent target level to each of the Named Executive Officers, including Mr. Birck.

         The final piece of the compensation package for executive officers is awards under the Company's stock option and restricted stock plans. In general, the Company has used stock options as an integral part of its compensation program for executive officers and for employees throughout the Company with a view toward giving the executive officers and employees a stake in the Company's future and compensation opportunities directly aligned with the creation of stockholder value. Restricted stock awards have been limited to one time grants to certain executive officers as part of their initial compensation package. The Compensation Committee granted options to certain key contributor employees during fiscal 1999, however none of the executive officers, including the Named Executive Officers, received option grants although grants were made in early 2000 consistent with the above philosophy.

         The Compensation Committee has adopted guidelines to encourage outright share ownership by the executive officers, including the Named Executive Officers. The Compensation Committee will continue to consider whether each executive officer, including the Named Executive Officers, has met those guidelines in deciding whether to grant additional stock options in the future to such officer.

         The Compensation Committee does not believe that the provisions of Code
Section 162(m) relating to the deductibility of compensation paid to the Named Executive Officers will limit the deductibility of such compensation expected to be paid by the Company. The Compensation Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate.

March 8, 2000     John D. Foulkes, Ph.D.,
                  Stephanie Pace Marshall, Ph.D.,
                  William F. Souders and
                  Jan H. Suwinski

                  Members of the Compensation
                  Committee as of December 31, 1999.

--------------------------------------------------------------------------------
PERFORMANCE GRAPH
--------------------------------------------------------------------------------

The graph below sets forth a comparison of the yearly change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the Nasdaq/NMS Market Index, a broad-based market index, and the Dow Jones Communications Technology Group, a peer group of common stocks of 242 communications technology manufacturers, for the five-year period beginning January 1, 1995.


                              [PERFORMANCE CHART]


                 A FIVE-YEAR CUMULATIVE TOTAL RETURN COMPARISON

                         (STOCK PERFORMANCE IN DOLLARS)
--------------------------------------------------------------------------------


Company                               1995          1996          1997          1998          1999          2000
-------                               ----          ----          ----          ----          ----          ----

Tellabs, Inc.                         100           132.73        283.41        392.82        491.93        921.07

Peer Group Index                      100           127.12        163.59        198.88        329.41        773.70

NASDAQ Market Index                   100           129.71        161.18        197.16        278.08        490.46


         Assumes $100 invested on January 1, 1995, dividends reinvested, fiscal year ended December 31, 1999. This graph represents changes in the year-end values; fluctuations in value during each year are not reflected.

--------------------------------------------------------------------------------
AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
--------------------------------------------------------------------------------

By resolution adopted on January 21, 2000, the Board of Directors of the Company proposed the adoption by the stockholders of an amendment to the Restated Certificate of Incorporation of the Company pursuant to which the number of authorized shares of common stock of the Company, $.01 par value, would be increased from 500,000,000 shares to 1,000,000,000 shares. The Board of Directors directed that the proposed amendment be submitted to a vote by the stockholders at the Annual Meeting of Stockholders.
         If the stockholders approve the amendment as proposed by the Board of Directors, the Restated Certificate of Incorporation of the Company will be amended and the number of authorized shares of common stock will be increased to 1,000,000,000. Pursuant to the proposed amendment, the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Company will be amended to read as follows:
         "1. Authorized Capital Stock. The aggregate number of shares of stock which the Corporation has authority to issue is 1,005,000,000 shares, of which 1,000,000,000 shall be shares of common stock, $.01 par value per share (hereinafter "Common Stock"), and of which 5,000,000 shares shall be shares of preferred stock, $.01 par value per share (hereinafter "Preferred Stock")."
         Of the 500,000,000 currently authorized shares of common stock, as of
February 21, 2000, [         ] shares were outstanding. As of February 21, 2000,
[         ] shares were reserved for issuance under the Company's employee and non-employee director stock option plans and restricted stock plans. Of the 5,000,000 currently authorized shares of preferred stock, as of December 31, 1999, none were outstanding or reserved for issuance.
         The Board of Directors believes that the authorization of additional shares of common stock will enable the Company to meet possible future developments without the expense and delay of holding a meeting of stockholders to secure their authorization when a specific need for the shares may arise. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue a substantial number of shares of common stock without further stockholder action, except as otherwise provided by law. The availability of additional shares will enhance the Company's flexibility in connection with possible future actions, such as stock splits, stock dividends, financings, employee benefit programs, corporate mergers and acquisitions, asset purchases, the possible funding of new product programs or businesses or other corporate purposes. The Board of Directors will determine whether, when, and on what terms the issuance of shares of common stock may be warranted in connection with any of the foregoing purposes.
         The availability for issuance of additional shares of common stock or rights to purchase such shares could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to obtain control of the Company and the Board of Directors has no present intent to authorize the issuance of additional shares of common stock to discourage such efforts.
         If the proposed amendment is approved, all or any of the authorized shares of common stock or preferred stock may be issued without further action by the stockholders and without first offering such shares to the stockholders for subscription. The issuance of common stock otherwise than on a pro rata basis to all current stockholders could have the effect of diluting the earnings per share, book value per share and voting power of current stockholders.

--------------------------------------------------------------------------------
APPROVAL BY STOCKHOLDERS
--------------------------------------------------------------------------------

The affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting of Stockholders is required for approval of the proposed amendment. If the proposed amendment is adopted by the stockholders, it will become effective upon the filing and recording of a Certificate of Amendment as required by the General Corporation Law of Delaware.


--------------------------------------------------------------------------------
APPROVAL OF THE AMENDMENT
--------------------------------------------------------------------------------

The Board of Directors recommends a vote for approval of the proposed amendment to the Restated Certificate of Incorporation. Unless otherwise instructed by the stockholder, it is intended that the shares represented by the enclosed proxy will be voted for the amendment.

--------------------------------------------------------------------------------
SELECTION OF AUDITORS
--------------------------------------------------------------------------------

The Company has selected Ernst & Young LLP, independent auditors, as the Company's independent auditors in 2000, as it did for 1999, 1998 and 1997. A representative of Ernst & Young LLP is expected to be present at the meeting to answer appropriate questions and, if the representative so desires, to make a statement.


--------------------------------------------------------------------------------
OTHER MATTERS
--------------------------------------------------------------------------------

Management knows of no other matters which will be brought before the meeting, but if such matters are properly presented, the proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies.


--------------------------------------------------------------------------------
COST OF SOLICITATION
--------------------------------------------------------------------------------

This proxy is solicited by the Board of Directors, and the cost of solicitation will be paid by the Company. Additional solicitation may be made by mail, personal interview, telephone and/or facsimile by Company personnel, who will not be additionally compensated therefor. The cost of any such additional solicitation will be borne by the Company.


--------------------------------------------------------------------------------
STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

For inclusion in the Company's proxy statement and form of proxy with respect to the 2001 Annual Meeting of Stockholders, any proposals of stockholders must be received by the Secretary of the Company no later than November 8, 2000.
         To nominate one or more directors for consideration at the 2001 Annual Meeting of Stockholders, a stockholder must provide notice of the intent to make such nomination by personal delivery or by mail to the Secretary of the Company, no later than November 8, 2000. The Company's bylaws set specific requirements that such written notice must satisfy. Copies of those requirements will be sent to any stockholder upon written request.
         Additionally, if a proponent of a stockholder proposal at the 2001 Annual Meeting fails to provide notice of the intent to make such proposal by personal delivery or mail to the Secretary of the Company on or before January 22, 2001 (or by an earlier or later date, if such date is hereafter established by amendment to the Company's by-laws), then any proxy solicited by management may confer discretionary authority to vote on such proposal.

                                             By Order of the Board of Directors,

                                             /s/ Carol Coghlan Gavin
                                             -------------------------------

                                             Carol Coghlan Gavin
                                             Secretary

                                             March 8, 2000


--------------------------------------------------------------------------------
Tellabs and [Tellabs LOGO] are registered trademarks of Tellabs, or one of its affiliated companies in the United States and/or in other countries.
--------------------------------------------------------------------------------


(c) 2000, Tellabs, Inc. All rights reserved

[Tellabs LOGO]

                                      PROXY
                   4951 INDIANA AVENUE, LISLE, ILLINOIS 60532
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned stockholder(s) of Tellabs, Inc., a Delaware corporation, does (do) hereby constitute and appoint Michael J. Birck and Carol
C. Gavin, and each of them, the true and lawful attorney(s) of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of said corporation to be held at the Radisson Hotel, 300 Warrenville Road, Lisle, Illinois 60532, on Wednesday, April 19, 2000, at 2:00 p.m., and at any adjournment thereof, and to vote all the shares of said corporation standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth herein.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of directors and FOR the approval of the amendment to the Tellabs, Inc. Restated Certificate of Incorporation to increase the authorized shares of common stock from 500,000,000 to 1,000,000,000.

(PLEASE MARK THIS PROXY, DATE AND SIGN IT ON THE REVERSE SIDE HEREOF AND RETURN IT IN THE ENCLOSED ENVELOPE.)

                (Continued and to be signed on the reverse side)


                                 TELLABS, INC.

     PLEASE MARK VOTE IN SQUARE IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



1.     Election of three directors--          FOR      WITHHOLD  FOR ALL Except the following Nominee(s)
       Nominees:  Peter A. Guglielmi,                     ALL
       Richard C. Notebaert and Jan H.                                   ----------------------------
       Suwinski


2.     Approval of the amendment to the       FOR      AGAINST   ABSTAIN
       Tellabs, Inc. Restated Certificate
       of Incorporation to increase the
       authorized shares of common stock
       from 500,000,000 to 1,000,000,000

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.


                                                                         Please sign name exactly as imprinted
                                                                         (do not print). Please indicate any
                                                                         change in address.

                                                                         NOTE: Executors, administrators,
                                                                         trustees and others signing in a
                                                                         representative capacity should
                                                                         indicate the capacity in which
                                                                         they sign. If shares are held
                                                                         jointly, EACH stockholder should
                                                                         sign.

                                                                         Dated:                 , 2000


                                                                         --------------------------------

                                                                         --------------------------------
                                                                         Signature of stockholder(s)